Exhibit 4.30

SEVENTH SUPPLEMENTAL INDENTURE TO THE
INDENTURE, DATED FEBRUARY 21, 2018
THIS SEVENTH SUPPLEMENTAL INDENTURE to the Indenture (as defined below), dated as of May 1, 2020 (the “Seventh Supplemental Indenture”), among INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, a company duly organized and existing under the laws of the State of Delaware (“IRGH”), TRANE TECHNOLOGIES LUXEMBOURG FINANCE S.A. (f/k/a INGERSOLL-RAND LUXEMBOURG FINANCE S.A.), a Luxembourg public company limited by shares (société anonyme) with registered office at 16, avenue Pasteur, L-2310 Luxembourg and registered with the Trade and Companies Register under number B 189.791 (“Trane Lux”), TRANE TECHNOLOGIES PLC (f/k/a INGERSOLL-RAND PLC), a public limited company duly incorporated and existing under the laws of Ireland (“Trane plc”), INGERSOLL-RAND COMPANY, a company duly organized and existing under the laws of the State of New Jersey (“IRNJ”), TRANE TECHNOLOGIES LUX INTERNATIONAL HOLDING COMPANY S.à.r.l. (f/k/a INGERSOLL-RAND LUX INTERNATIONAL HOLDING COMPANY S.à.r.l.), a Luxembourg limited liability company (société à responsabilité limitée) with registered office at 16, avenue Pasteur, L-2310 Luxembourg and registered with the Trade and Companies Register under number B 182.971 and with a share capital of USD 20,000 (“Trane Lux International”), TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY (f/k/a INGERSOLL-RAND IRISH HOLDINGS UNLIMITED COMPANY), a company duly incorporated and existing under the laws of Ireland (“Trane Ireland”), TRANE TECHNOLOGIES HOLDCO INC., a corporation duly organized and existing under the laws of the State of Delaware (“Trane Holdco”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, acting as Trustee under the Indenture, as defined herein (the “Trustee”).
RECITALS:
WHEREAS, IRGH, Trane Lux, IRNJ, Trane plc, Trane Lux International and Trane Ireland and the Trustee are parties to that certain Indenture, dated as of February 21, 2018 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of February 21, 2018 (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of February 21, 2018 (the “Second Supplemental Indenture”), the Third Supplemental Indenture dated as of February 21, 2018 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture dated as of March 21, 2019 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture dated as of March 21, 2019 (the “Fifth Supplemental Indenture”) and the Sixth Supplemental Indenture dated as of March 21, 2019 (the “Sixth Supplemental Indenture” and together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the “Indenture”);
WHEREAS, IRGH is the “Issuer” as defined in the Base Indenture under the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture (and together with the Base Indenture, the “2018 Indentures”);
WHEREAS, IRGH is a “Guarantor” as defined in the Base Indenture under the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture (and together with the Base Indenture, the “2019 Indentures”);
WHEREAS, IRGH and Trane Holdco have entered into a Stock Power Agreement and Subscription Agreement, pursuant to which IRGH has contributed its ownership interest in IRNJ to Trane Holdco on the date hereof;

WHEREAS, Section 801(a) of the Indenture provides, among other things, that IRGH, as Issuer under the 2018 Indentures, shall not sell, convey or lease all or substantially all of its property to any other Person unless the acquiring Person (1) expressly assumes the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Securities issued under the 2018 Indentures, and the due and punctual performance and observance of all of the covenants and conditions of the 2018 Indentures to be performed by IRGH as Issuer under the 2018 Indentures and (2) is a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or as otherwise permitted under the Indenture;
WHEREAS, Trane Holdco is hereby assuming, as successor Issuer, contemporaneously with the consummation of the contribution by IRGH of its ownership interest in IRNJ to Trane Holdco, under the 2018 Indentures, (1) the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Securities issued under the 2018 Indentures and (2) the due and punctual performance and observance of all of the covenants and conditions of the 2018 Indentures to be performed by IRGH under the 2018 Indentures;
WHEREAS, Section 801(b) of the Indenture provides, among other things, that IRGH, as Guarantor under the 2019 Indentures, shall not sell, convey or lease all or substantially all of its property to any other Person unless the acquiring Person (1) expressly assumes the performance of the obligations under the Guarantee of IRGH, and the due and punctual performance and observance of all of the covenants and conditions of the 2019 Indentures to be performed by IRGH as Guarantor under the 2019 Indentures and (2) is a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or as otherwise permitted under the Indenture;
WHEREAS, Trane Holdco is hereby assuming, contemporaneously with the consummation of the contribution by IRGH of its ownership interest in IRNJ to Trane Holdco, under the 2019 Indentures (1) the Guarantee of IRGH under the 2019 Indentures and (2) the due and punctual performance and observance of all of the covenants and conditions of the 2019 Indentures to be performed by IRGH under the 2019 Indentures;
WHEREAS, pursuant to Section 803 of the Indenture, IRGH as predecessor corporation under the 2018 Indentures and 2019 Indentures, respectively, would be relieved of all obligations and covenants under the Indenture, the Securities and the Guarantee, as applicable;
WHEREAS, notwithstanding Section 803, IRGH hereby guarantees the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Securities issued under the Indenture;
WHEREAS, Section 901 of the Indenture provides, among other things, that, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, without the consent of any Holder, to (1) add guarantees with respect to the Senior Notes and (2) to evidence the succession of another corporation to the Issuer or any Guarantor and the assumption by any such successor of the covenants of the Issuer under the Indenture and in the Securities or the assumption by any such successor of the covenants of such Guarantor under the Indenture and in the Guarantee;
WHEREAS, the Issuer has determined that this Seventh Supplemental Indenture complies with Section 901 of the Indenture and does not require the consent of any Holders and, on the basis of the foregoing, the Trustee has determined that this Seventh Supplemental Indenture is in form satisfactory to it; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Seventh Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.
WITNESSETH:
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE ONE

DEFINITIONS
Section 101. Capitalized terms in this Seventh Supplemental Indenture that are not otherwise defined herein shall have the meanings set forth in the Indenture.
Section 102. “Supplemented Indenture” shall mean the Indenture as supplemented by this Seventh Supplemental Indenture.
ARTICLE TWO
TRANE HOLDCO
Section 201. Trane Holdco represents and warrants to the Trustee as follows:
(a)Trane Holdco is duly incorporated and validly existing under the laws of the State of Delaware.
(b)The execution, delivery and performance by it of this Seventh Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.
ARTICLE THREE
THE SUCCESSOR ISSUER
Section 301. Solely with respect to the 2018 Indentures:
(a)In accordance with Section 801(a) of the 2018 Indentures, Trane Holdco hereby expressly assumes under the 2018 Indentures, (1) the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Securities issued under the 2018 Indentures and (2) the due and punctual performance and observance of all of the covenants and conditions of the 2018 Indentures to be performed by IRGH under the 2018 Indentures.
(b)Pursuant to Section 803(a) of the Indenture, Trane Holdco hereby succeeds to, and is substituted for, and may exercise every right and power of, IRGH as Issuer under the 2018 Indentures and the Securities with the same effect as if Trane Holdco had been named as “Issuer” in the 2018 Indentures and the Securities; and IRGH is hereby relieved of all obligations and covenants under the 2018 Indentures and the Securities.

(c)Nothing in this Seventh Supplemental Indenture shall alter the rights, duties or obligations of the Guarantors under the 2018 Indentures.
ARTICLE FOUR
THE SUCCESSOR GUARANTOR
Section 401. Solely with respect to the 2019 Indentures:
(a)In accordance with Section 801(b) of the 2019 Indenture, Trane Holdco hereby expressly assumes under the 2019 Indentures, (1) the Guarantee of IRGH under the 2019 Indentures and (2) the due and punctual performance and observance of all of the covenants and conditions of the 2019 Indentures to be performed by IRGH under the 2019 Indentures.
(b)Pursuant to Section 803(b) of the Indenture, Trane Holdco hereby succeeds to, and is substituted for, and may exercise every right and power of, IRGH as Guarantor under the 2019 Indentures, the Securities and the Guarantee with the same effect as if Trane Holdco had been named as “Guarantor” in the 2019 Indentures, the Securities and the Guarantee.
(c)Notwithstanding Section 803(b) of the Indenture, IRGH is not relieved of all obligations and covenants under the 2019 Indentures and the Guarantee.
(d)Nothing in this Seventh Supplemental Indenture shall alter the rights, duties or obligations of the Issuer nor the other Guarantors under the 2019 Indentures.
ARTICLE FIVE
THE ADDITIONAL GUARANTOR
Section 501. For the avoidance of doubt:
(a)IRGH hereby fully and unconditionally guarantees, jointly and severally with the other Guarantors, to each Holder of a Security of each series heretofore authenticated and delivered by the Trustee for such Securities under the Indenture and to such Trustee for itself and on behalf of each such Holder, the due and punctual payment of principal of (and premium, if any, on) and interest on such Securities when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and all other amounts owed under the Indenture, according to the terms thereof and of the Indenture. In case of the failure of the Issuer under the Indenture promptly to make any such payment of principal (and premium, if any, on) or interest, IRGH hereby agrees to make any such payment to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer under the Indenture.
(b)IRGH hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, joint and several, irrespective of, and shall be unaffected by any failure to enforce the provisions of such Security or the Indenture, or any waiver, modification or indulgence granted to the Issuer under such Indenture with respect thereto, by the Holder of such Security or the Trustee for the Securities of such series or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of

IRGH, increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration or the maturity thereof pursuant to Article Five of the Base Indenture. IRGH hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer under the Indenture, any right to require a proceeding first against such Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Security and all demands whatsoever, and covenants that the additional guarantee of IRGH will not be discharged except by payment in full of the principal of (and premium, if any, on) and interest on such Security or as otherwise set forth in the Indenture; provided, that if any Holder or the Trustee is required by any court or otherwise to return to the Issuer under the Indenture, IRGH or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer under the Indenture or IRGH any amount paid either to the Trustee or such Holder, the additional guarantee of IRGH, to the extent theretofore discharged, shall be reinstated in full force and effect.
(c) IRGH shall be subrogated to all rights of the Holder of such Security and the Trustee for the Securities of such series against the Issuer under the Indenture in respect of any amounts paid to such Holder by IRGH pursuant to the provisions of its Additional Guarantee; provided, however, that IRGH shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of (and premium, if any, on) and interest on all Securities of the same series issued under the Indenture shall have been paid in full.
ARTICLE SIX
MISCELLANEOUS
Section 601. This Seventh Supplemental Indenture is hereby executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Seventh Supplemental Indenture forms a part thereof.
Section 602. This Seventh Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 603. This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 604. The Article headings herein are for convenience only and shall not affect the construction hereof.
Section 605. If any provision of this Seventh Supplemental Indenture limits, qualifies or conflicts with any provision of the Supplemented Indenture which is required to be included in the Supplemented Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
Section 606. In case any provision in this Seventh Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 607. Nothing in this Seventh Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Seventh Supplemental Indenture or the Securities.
Section 608. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture. The recitals of fact contained herein shall be taken as the statements of the parties hereto (excluding the Trustee) and the Trustee assumes no responsibility for the correctness thereof.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed, all as of the date first above written.
INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED

_/s/ Scott R. Williams___________
Name: Scott R. Williams
Title: Assistant Treasurer
TRANE TECHNOLOGIES LUXEMBOURG FINANCE S.A.
(f/k/a INGERSOLL-RAND LUXEMBOURG FINANCE S.A.)

By: _/s/ Pascal Campaignolle_____________
Name: Pascal Campaignolle
Title: Class A Manager

TRANE TECHNOLOGIES PLC
(f/k/a INGERSOLL-RAND PLC)

By: _/s/ Scott R. Williams_________________
Name: Scott R. Williams
Title: Assistant Treasurer

INGERSOLL-RAND COMPANY

By: _/s/ Scott R. Williams________
Name: Scott R. Williams
Title: Assistant Treasurer
[Signature Page to Seventh Supplemental Indenture]

TRANE TECHNOLOGIES LUX
INTERNATIONAL HOLDING COMPANY S.a.r.l. (f/k/a INGERSOLL-RAND LUX INTERNATIONAL HOLDING COMPANY S.a.r.l.)

By: _/s/ Pascal Campaignolle_____________________
Name: Pascal Campaignolle
Title: Class A Manager

TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY
(f/k/a INGERSOLL-RAND IRISH HOLDINGS UNLIMITED COMPANY)

By: _/s/ Pascal Campaignolle_____________
Name: Pascal Campaignolle
Title: Director

TRANE TECHNOLOGIES HOLDCO INC.

By: _/s/ Scott R. Williams________________
Name: Scott R. Williams
Title: Assistant Treasurer

[Signature Page to Seventh Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By: /s/ Stephan Victory
Name: Stephan Victory
Title: Vice President

[Signature Page to Seventh Supplemental Indenture]